UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2005, Meredith Corporation completed the acquisition of Parents, Child, Fitness and Family Circle magazines from Gruner + Jahr Printing and Publishing Co. for $350 million. A news release issued by Meredith on July 1, 2005 announcing the completion of the acquisition is attached as an exhibit.

Item 2.03(a)	Creation of a Direct Financial Obligation

On July 1, 2005, Meredith Corporation issued $300 million in fixed-rate unsecured Senior Notes to ten insurance companies. The proceeds were used to finance the acquisition of Parents, Child, Fitness and Family Circle magazines for $350 million from Gruner + Jahr Printing and Publishing Co. The Senior Notes carry interest rates ranging from 4.42 percent to 4.70 percent and are due as follows: $50 million on July 1, 2007, $75 million on July 1, 2008, $100 million on July 1, 2009, and $75 million on July 1, 2010.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

(b)	Pro forma financial information

The financial statements of the businesses acquired and related pro forma financial information are not included in this report but will be filed in an amendment to this Form 8-K Report no later than September 19, 2005.

(c)	Exhibits
2.1

Asset Purchase Agreement between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation is incorporated herein by reference to Exhibit 2.1 to the Company's Report on Form 8-K dated June 8, 2005.

	4.1	$300 million Note Purchase Agreement dated as of July 1, 2005 among Meredith Corporation, as issuer and seller, and named purchasers.

	99	News release issued by Meredith Corporation dated July 1, 2005 concerning the announcement that it has completed the acquisition of Parents, Child, Fitness and Family Circle magazines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	July 6, 2005

Index to Exhibits

Exhibit Number	Item

2.1

Asset Purchase Agreement between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation is incorporated herein by reference to Exhibit 2.1 to the Company's Report on Form 8-K dated June 8, 2005.

4.1	$300 million Note Purchase Agreement dated as of July 1, 2005 among Meredith Corporation, as issuer and seller, and named purchasers.

99	News release issued by Meredith Corporation dated July 1, 2005 concerning the announcement that it has completed the acquisition of Parents, Child, Fitness and Family Circle magazines.